UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2019, Whitestone REIT (the “Company”) announced its financial results for the three and twelve months ended December 31, 2018. A copy of the Company’s February 27, 2019 press release is furnished as Exhibit 99.1 to this current report on Form 8-K. A copy of the Company’s Quarterly Operating and Financial Supplemental Package is furnished as Exhibit 99.2 to this current report on Form 8-K. The information contained in this current report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed or to be filed by the Company under the Securities Act of 1933, as amended.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On February 26, 2019, the Audit Committee (the "Audit Committee") of the Board of Trustees of the Company, after consultation with members of senior management of the Company, concluded that the Company’s unaudited consolidated financial statements as of and for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 (collectively, the “Prior Period Financial Statements”) included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, should be restated to correct the accounting error described below and should no longer be relied upon.

The Company will restate, as soon as reasonably practicable, the Prior Period Financial Statements in a comprehensive Annual Report on Form 10-K for the year ended December 31, 2018 (the “Comprehensive Form 10-K”).

As previously disclosed, on December 8, 2016, the Company, through Whitestone REIT Operating Partnership, L.P. (“Whitestone OP”), entered into a Contribution Agreement (the “Contribution Agreement”) with Pillarstone Capital REIT Operating Partnership LP (“Pillarstone OP”) and Pillarstone Capital REIT (“Pillarstone REIT”) pursuant to which the Company contributed all of the equity interests in four of its wholly-owned subsidiaries that owned 14 non-core properties that do not fit the Community Centered Property® strategy (the “Pillarstone Properties”), to Pillarstone OP for aggregate consideration of approximately $84 million, consisting of (1) Class A units representing limited partnership interests in Pillarstone OP (“Pillarstone OP Units”), and (2) the assumption of approximately $65.9 million of liabilities (collectively, the “Contribution”).

In connection with the Contribution, (1) with respect to each Pillarstone Property (other than Uptown Tower), Whitestone TRS, Inc., a subsidiary of the Company (“Whitestone TRS”), entered into a Management Agreement with the Entity that owns such Pillarstone Property and (2) with respect to Uptown Tower, Whitestone TRS entered into a Management Agreement with Pillarstone OP (collectively, the “Management Agreements”). Pursuant to the Management Agreements with respect to each Pillarstone Property (other than Uptown Tower), Whitestone TRS agreed to provide certain property management, leasing and day-to-day advisory and administrative services to such Pillarstone Property in exchange for certain management fees. The initial term of each Management Agreement expired on December 31, 2017, after which each Management Agreement became automatically renewable on a month to month basis; provided that each Management Agreement can be terminated by either party thereto upon not less than thirty days' prior written notice to the other party. None of the Management Agreements had been terminated as of December 31, 2018.

As of December 31, 2018, the Company owned approximately 81.4% of the total outstanding Pillarstone OP Units. Additionally, certain of the Company’s officers and trustees serve as officers and trustees of Pillarstone REIT. In connection with the Contribution, in December 2016, the Company determined that it was the primary beneficiary of Pillarstone OP under the variable interest entity (“VIE”) rules prescribed by U.S. generally accepted accounting principles (“GAAP”), as a result of the Company’s power to direct the activities of Pillarstone OP, additional working capital required by Pillarstone OP under the OP Unit Purchase Agreement and the Company’s obligation to absorb losses and receive benefits based on its ownership percentage. Accordingly, the Company accounted for Pillarstone OP as a VIE and fully consolidated Pillarstone OP in the Company’s consolidated financial statements for the year ended December 31, 2016 and in the quarterly and annual subsequent periods.

As previously disclosed, in November 2017, the Company received a comment letter from the Staff of the Division of Corporation Finance of the SEC (the “Staff”) relating to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Staff requested that the Company provide them with an analysis to support the Company’s determination that Pillarstone OP is a VIE of which the Company is the primary beneficiary and that Pillarstone OP should be consolidated in the Company’s financial statements in accordance with GAAP. At such time, the Staff did not object to or otherwise take exception to the Company’s initial determinations at the time of the consummation of the Contribution in December 2016.

In connection with the preparation and review of the Company’s financial statements for the quarter ended March 31, 2018, the Company concluded, after consultation with the Company’s outside advisors, that it would be prudent to seek the pre-clearance from the Staff of the SEC's Office of the Chief Accountant ("OCA") of the proposed treatment of Pillarstone OP in the Company’s financial statements for such quarter. Accordingly, in April 2018, the Company submitted a letter to the OCA seeking their concurrence with the Company's determinations that it maintained its status as the primary beneficiary of Pillarstone OP and, accordingly, should continue to consolidate Pillarstone in its financial statements for the quarter ended March 31, 2018 in accordance with GAAP. After further correspondence, including telephonic meetings between the Company, its advisors and the OCA, the OCA informed the Company that it objected to the conclusions that the Company was the primary beneficiary of Pillarstone OP and was required to consolidate it in the Company’s financial statements since the Contribution in December 2016 and during the subsequent periods.

After consideration of the OCA's objection to the Company’s original accounting, the Company determined that the correct accounting treatment was to apply certain industry specific accounting guidance applicable to real estate transactions, ASC 360-20, the profit sharing method, which required the Company to continue to recognize the underlying assets and liabilities associated with the Contribution in the Company’s financial statements, and revised its accounting treatment accordingly. Management evaluated the quantitative and qualitative materiality of the errors and concluded that the difference between applying ASC 360-20 and the consolidation of Pillarstone OP under the VIE guidance was not material to the financial statements of any period presented through December 31, 2017. As a result, the company elected to correct them in future financial statements, beginning with the consolidated financial statements as and for the period ended June 30, 2018 and in the accompanying prior period consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

On January 1, 2018, the Company adopted ASU 2014-09 ("Topic 606"), as subsequently amended, using the modified retrospective method and applied Topic 606 to those contracts that were not completed as of January 1, 2018. Topic 606 added a new section, ASC 610, “Other Income-Gains and Losses from the Derecognition of Nonfinancial Assets,” which effectively superseded industry specific accounting guidance applicable to real estate transactions. The Company considered the applicability of the new accounting requirements to the Contribution and concluded that, in the judgment of management, the transfer of control criteria requirement in Topic 606 had not been met and continued to recognize the assets and liabilities associated with the Contribution in the Company’s financial statements subsequent the adoption of Topic 606.

In August 2018, the Company received a comment letter from the Staff relating to its Quarterly Report on Form 10-Q for the period ended June 30, 2018. The Staff requested that the Company provide them with an analysis of the Company’s determination that the Contribution did not meet the requirements for derecognition of the underlying assets under Topic 606, and an explanation of the Company’s consideration of the immaterial accounting errors related to Pillarstone OP in its conclusion that disclosure controls and procedures and internal controls over financial reporting were effective as of June 30, 2018 and December 31, 2017. In September 2018, the Company responded to the Staff’s letter with the requested analysis and explanation. In October 2018, the Company received a comment letter from the Staff with certain follow up questions. Subsequently, the Company engaged in verbal discussions with the Staff regarding its responses and, in February 2019, the Staff verbally informed the Company that it objected to Management’s conclusion regarding the assessment of the transfer of control criteria in Topic 606 with respect to the Contribution and objected to the Company’s continued recognition of the underlying assets and liabilities associated with the Contribution subsequent to January 1, 2018, the adoption date of Topic 606. Accordingly, the Company has determined that it will restate the Prior Period Financial Statements in the Comprehensive Form 10-K. Because this change from the profit sharing method is only applicable for periods ending after giving effect to the implementation of Topic 606, no periods prior to January 1, 2018 are affected by this error.

As a result of the restatements, the Company will derecognize the underlying assets and liabilities associated with the Contribution as of January 1, 2018 and will recognize the Company’s investment in Pillarstone OP under the equity method. The adjustments are expected to increase the Company's retained earnings as of January 1, 2018 by $19.1 million. For the three months ended March 31, 2018, the Company estimates this change will decrease revenue by $3.8 million, decrease total expenses by $3.3 million, increase equity in earnings of real estate partnership by $0.7 million and increase net income by $0.2 million. For the three months ended June 30, 2018, the Company estimates this change will decrease revenue by $3.6 million, decrease total expenses by $3.3 million, increase equity in earnings of real estate partnership by $0.6 million and increase net income by $0.2 million. For the six months ended June 30, 2018, the Company estimates this change will decrease revenue by $7.4 million, decrease total expenses by $6.6 million, increase equity in earnings of real estate partnership by $1.3 million and increase net income by $0.4 million. For the three months ended September 30, 2018, the Company estimates this change will decrease revenue by $3.9 million, decrease total expenses by $3.6 million, increase equity in earnings of real estate partnership by $0.5 million and increase net income by $0.2 million. For the nine months ended September 30, 2018, the Company estimates this change will decrease revenue by $11.3 million, decrease total expenses by $10.2 million, increase equity in earnings of real estate partnership by $1.8 million and increase net income by $0.6 million. These estimates are subject to finalization, including completion of the Company's technical accounting analysis for these matters and completion of interim review procedures.

In light of the facts and determinations described above, the Company’s management, under the supervision and with participation of the Company's Chief Executive Officer and Chief Financial Officer, is in the process of evaluating the effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures. If one or more material weaknesses is determined to have existed, management of the Company expects to conclude that the Company's internal controls over financial reporting and disclosure controls and procedures were ineffective for the periods ending March 31, June 30 and September 30, 2018 and possibly for other periods.

The Audit Committee and management have discussed the foregoing matters with Pannell Kerr Forster of Texas, P.C., the Company’s independent registered public accounting firm.

Forward-Looking Statements

This Current Report on Form 8-K contains historical information, as well as forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include discussion and analysis of the Company’s financial condition; the impact of the restatement on the Company’s financial statements; and the impact of the restatement on the Company’s evaluation of the effectiveness of its internal controls over financial reporting and disclosure controls and procedures. The outcome of these issues and the impact of these forward looking statements are subject to a number of risks, including: the costs and expenses of the restatement; delays in the preparation of the restated financial statements and the Consolidated Form 10-K; the risk that additional information will come to light during the course of the preparation of the restated financial statements that alters the scope or magnitude of the restatement; potential reviews, litigation or other proceedings by governmental authorities, shareholders or other parties; risks related to the impact on the restatement on the Company’s reputation, commercial contracts and ability to raise capital, and other factors as discussed in the Company’s filings with the SEC from time to time. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, except as required by law.

Item 9.01 Exhibits

(d) Exhibits.

99.1    Press release of Whitestone REIT, dated February 27, 2019.

99.2    Quarterly Supplemental Operating and Financial Data Package for Whitestone REIT for the three and twelve months ended December 31, 2018.

EXHIBIT INDEX

99.1	Press release of Whitestone REIT, dated February 27, 2019.
99.2	Quarterly Supplemental Operating and Financial Data for Whitestone REIT for the three and twelve months ended December 31, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	February 27, 2019	By: /s/ David K. Holeman
Name: David K. Holeman Title: Chief Financial Officer